UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): December 31, 2015

U.S. Rare Earths, Inc.
(Exact name of Registrant as Specified in its Charter)

Nevada	000-36888	87-0638338
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5600 Tennyson Parkway, Suite 240
Plano, Texas 75024
(Address of Principal Executive Office)

Registrant's telephone number, including area code:  (972) 294-7116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On December 31, 2015, the Registrant, pursuant to Resolutions adopted by the Registrant’s sole officer and director, formally adopted a Resolution curtailing the Registrant’s continued operations as a result of the absence of capital to service the Registrant’s outstanding indebtedness and ongoing operating expenses.

The Registrant will explore opportunities to sell the assets or control of the Registrant to a third party.  The Registrant’s sole officer and director offered to provide his continued services in connection with such activities, without compensation.  There can be no assurance that the Registrant will be successful in effectuating any such sale.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTHS, INC.

Date: December 31, 2015	By:	/s/ Kevin Cassidy
Kevin Cassidy
Chief Executive Officer